UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 2, 2006

FIRST ADVANTAGE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31666	61-1437565
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Carillon Parkway, St. Petersburg, Florida	33716
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (727) 214-3411

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 2, 2006 First Advantage Corporation (the “Company”) announced the appointment of Jill Kanin-Lovers to the Company’s Board of Directors. Ms. Jill Kanin-Lovers was a senior vice president, human resources of Avon Products, Inc. from 1998 to 2004. Before joining Avon, she was vice president, global operations, HR at IBM. Prior to IBM, she was senior vice president, worldwide compensation and benefits, at American Express. Jill was also the former chairperson of the Advisory Board of Catalyst, an organization working to advance women in business. She also serves on the Board of Directors for Alpharma, a global pharmaceuticals company. Jill has been recognized by HR World magazine as one of the Top 50 Global HR Leaders. She received an MBA from Wharton Business School.

A press release announcing the appointment and further describing Ms Kanin-Lovers’s business experience is attached as Exhibit 99.1 and is incorporated by reference into this current report.

99.1	News Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST ADVANTAGE CORPORATION

By:	/s/ John Lamson
Name:	John Lamson
Title:	Executive Vice President and Chief Financial Officer

Dated: October 2, 2006